Exhibit 99.1

Middleburg Financial Corporation Announces Fourth Quarter Earnings and 2009 Earnings

Contact:

Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO	540-687-4816 or
Cfo@midleburgbank.com

Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (February 1, 2010) – Middleburg Financial Corporation (the “Company”), (NASDAQ – MBRG), parent company of Middleburg Bank (the “Bank”), today reported its financial results for the fourth quarter of 2009 and the year ended 2009.

Fourth Quarter and 2009 Highlights:

•	Net income of $1.1 million for quarter and $3.5 million for full year, up 57% from 2008.
•	Quarter-to-date diluted earnings per share of $0.07 and full year earnings per share of $0.40
•	Non performing Assets to Total Assets were 1.64% at year end, versus 1.88% at end of 3rd quarter.
•	Total deposit growth of $60.8 million or 8.17% for the year
•	Closed $990 million in mortgage loans in 2009, up 48% from 2008
•	Addition of $24.3 million in new capital, redeemed US Treasury preferred stock in full
•	Tier I capital of 13.88%, leverage ratio of 10.42%

“All things considered, we are happy 2009 is behind us and that we turned in a profit of approximately $3.5 million,” commented Joseph L. Boling, chairman and CEO of Middleburg Financial Corporation.  He continued, “The regulatory, political and economic climates made for a challenging year on all fronts but nevertheless the company continued to show improvements in its performance.  We were especially gratified with the strong support from the capital markets in 2009 with our raising $24.3 million in new capital and our subsequent redemption of the TARP Capital Purchase Program (CPP) preferred stock and the return of those funds to the Government.  The CPP dividends previously paid to the United States Treasury will now inure to the benefit of our common shareholders.”

Net Interest Income and Net Interest Margin

Net interest income increased $4.46 million in 2009, up 13.4% from 2008, largely driven by growth in earning assets and reduced funding costs. Interest income and fees from loans and investments increased 1.47% during 2009. We reduced our costs for deposits as well as for borrowings in 2009. The average cost of interest bearing liabilities in 2009 decreased to 2.43%, down 71 bp relative to 2008. As a result, interest expense decreased $3.6 million in 2009 or 16% from the year ending December 31, 2008 to the year ending December 31. 2009.

The net interest margin for the twelve months ended December 31, 2009 was 4.17%, up 17 bp from 2008.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $4.5 million for the year ended December 31, 2009, compared to $5.3 million for the same period in 2008, a decline of 15%. We aggressively recognized losses on non-performing loans and expenses related to other-real-estate owned (OREO) increased by $1.95 million or 217% during 2009. Given continued uncertainty in the economy, and the current nationwide credit crisis, the Company deemed it prudent to maintain its ratio of allowance for loan losses to total loans at 1.37%.

Non performing assets decreased from $18.8 million or 1.9% of total assets at September 30, 2009 to $16.0 million or 1.6% of total assets as of December 31, 2009. Given the current economic environment, it is anticipated there could be an increase in non performing loans, but we do not believe that the increase will be as dramatic as that experienced in 2009.

Non-Interest Income

Non-interest income increased $4.0 million or 23.7% when comparing the year ended December 31, 2009 to the same period in 2008, largely driven by increases in gain on sale of mortgage loans originated by Southern Trust Mortgage, our majority owned subsidiary, and gains on sales of securities.Southern Trust Mortgageclosed $990 million in mortgage loans in 2009, up 48% from 2008. Gain on sale of mortgage loans increased $3.2 million or 37% from the year ending December 31, 2008 to the year ending December 31, 2009. Net gains on securities sold were $998,000 in 2009, versus a net loss of $913,000 in 2008, an increase of $1.9 million from the year prior.

The revenues and expenses of Southern Trust Mortgage for each of the three month periods ended March 31, June 30, September 30 and December 31, 2009 are reflected in the Company’s financial statements on a consolidated basis, with the outstanding interest not held by the Company reported as “Net Income(Loss) Attributable to Non-controlling Interest.”

Trust and investment advisory fees earned by Middleburg Trust Company (“MTC”) and Middleburg Investment Advisors (“MIA”) was relatively unchanged when comparing the quarter ended December 31, 2009 to the quarter ended September 30, 2009 and decreased 13.7% or $526,000 when comparing the year ended December 31, 2009 to December 31, 2008. Trust and investment advisory fees are based primarily upon the market value of the accounts under administration/management. Total consolidated assets under administration by MTC and MIA were at $1.085 billion at December 31, 2009, an increase of $191.3 million or 21.4% from the $893.7 million under administration at December 31, 2008. The Bank holds a large portion of its investment portfolio in custody with MTC. MTC’s assets under administration were $771.5 million at December 31, 2009 and $485 million at December 31, 2008. MIA’s assets under administration were $313.5 million at December 31, 2009 and $408.6 million at December 31, 2008.

Non-Interest Expense

Non-interest expense in 2009 increased $6.26 million, up 14.7% from 2008., driven primarily by commissions related to the increased production at Southern Trust Mortgage, increased FDIC insurance expense and increased legal and OREO expenses.

Salaries and employee benefit expenses increased $3.3 million during 2009, primarily due to higher commissions related to Southern Trust Mortgage. Other operating expenses increased by $4.2 million in 2009, due to increases in various other expense categories including FDIC special assessments, legal fees, and expenses associated with other real estate owned.

Total Consolidated Assets

Total assets at December 31, 2009 were $976 million, down $9 million or 0.9% relative to one year prior.

Total loans, net of allowance for loan losses, decreased by $27 million, or 4.1% when comparing December 31, 2008 to December 31, 2009. Slower loan demand was the primary reason for this decrease as loan runoff was comparable with previous years. Mortgages held for resale increased $5 million or 12.5% from December 31, 2008 to December 31, 2009.

In 2009, the Company increased its cash liquidity position by investing the proceeds of maturities and principal payments of securities into federal funds sold as a precaution against the economic uncertainties and the resulting volatility that occurred in the securities markets. As a result, cash and due from banks on December 31, 2009 increased $17 million from the year prior. The investment portfolio was at $179 million at December 31, 2009, an increase of $11 million compared to September 30, 2009 and a decline of $2 million from a year prior.

Deposits and Other Borrowings

Total deposits were at $805.6 million at December 31, 2009, up $60.8 million or 8.17% from the year prior, primarily due to an increase in savings and interest bearing demand deposits. Time deposits, including brokered deposits decreased $31 million or 9.2% when comparing December 31, 2008 to December 31, 2009. The Company has been paying off FHLB advances and brokered deposits as they mature. Brokered deposits were $64 million at December 31, 2009, down $43 million or 40% from the year prior. Long term borrowings were at $35 million at December 31, 2009, down $49 million or 58% from the year prior.

Equity

Shareholders’ equity at December 31, 2009 was $103 million, an increase of $27 million or 35% from the year prior. The book value of the Company at December 31, 2009 was $14.52 per common share. New capital of $24.3 million was raised in 2009, and in December of 2009, the proceeds were used to redeem the TARP preferred stock issued to the Treasury in full. Subsequent to its redemption of the TARP preferred stock, the Company had the right to notify the Treasury within 15 days from the date of redemption whether it would make an offer to repurchase the warrant or allow the Treasury to liquidate the warrant in the open market.  The Company determined that it was in its best interests not to make an offer to repurchase the warrant. As of December 31, 2009, the Tier 1 risk-based capital ratio was 13.88%, the total risk-based capital ratio was 15.07% and the leverage ratio was 10.42%

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves Loudoun, Fairfax, and Fauquier Counties in Virginia with eight financial service centers. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with a branch office in Middleburg and Williamsburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.

MIDDLEBURG FINANCIAL CORPORATION
SUMMARY INCOME STATEMENT	For the Three Months Ended
( Unaudited, dollars in thousands)
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	2008
INTEREST INCOME
Interest and fees on loans	$ 11,041	$ 11,973	$ 12,870	$ 12,950	$ 48,088
Interest on investment securities	1,883	1,998	1,990	2,041	7,834

TOTAL INTEREST INCOME	$ 12,924	$ 13,971	$ 14,860	$ 14,991	$ 55,922

INTEREST EXPENSE
Interest on deposits	$ 3,633	$ 3,866	$ 3,959	$ 4,156	$ 15,492
Interest on borrowings	577	749	991	1,151	7,227

TOTAL INTEREST EXPENSE	$ 4,210	$ 4,615	$ 4,950	$ 5,307	$ 22,719

NET INTEREST INCOME	$ 8,714	$ 9,356	$ 9,910	$ 9,684	$ 33,203

PROVISION FOR LOAN LOSSES	967	964	1,583	1,037	5,261

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	$ 7,747	$ 8,392	$ 8,327	$ 8,647	$ 27,942

NON INTEREST INCOME
Trust and investment advisory fee income	$ 816	$ 813	$ 792	$ 797	$ 3,737
Service charges on deposits	487	474	490	455	1,922
Gain on the sale of loans	3,283	2,407	3,378	2,792	8,656
Net gains (losses) on securities available for sale	365	(258)	661	230	(913)
Commissions on investment sales	174	148	172	85	433
Equity earnings in unconsolidated subsidiaries	40	23	92	111	-
Bank owned life insurance	109	123	130	127	469
Other service charges, commissions and fees	429	298	450	374	1,985
Other operating income (loss)	36	29	(36)	16	615

TOTAL NON INTEREST INCOME	$ 5,739	$ 4,057	$ 6,129	$ 4,987	$ 16,904

NON INTEREST EXPENSE
Salaries and employee benefits	$ 6,187	$ 6,925	$ 7,670	$ 7,260	$ 25,376
Net occupancy expense of premises	1,499	1,455	1,566	1,384	5,826
Other taxes	150	148	145	145	642
Computer operations	344	285	360	301	1,110
Advertising and marketing	211	184	216	149	917
Other operating expenses	3,716	2,908	3,062	2,593	8,728

TOTAL NON INTEREST EXPENSE	$ 12,107	$ 11,905	$ 13,019	$ 11,832	$ 42,599

INCOME BEFORE TAXES	$ 1,379	$ 544	$ 1,437	$ 1,802	$ 2,247

Income tax (benefit) expense	(5)	(92)	21	140	444
NET INCOME	$ 1,374	$ 636	$ 1,416	$ 1,662	$ 1,803
LESS: NET (INCOME) / LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(270)	(26)	(603)	(678)	757
MIDDLEBURG FINANCIAL CORPORATION NET INCOME	$ 1,104	$ 610	$ 813	$ 984	$ 2,560
AMORTIZATION OF DISCOUNT ON WARRANTS	378	19	19	13	-
DIVIDEND ON PREFERRED STOCK	253	275	275	183	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 473	$ 316	$ 519	$ 788	$ 2,560

(1)   On January 1, 2009, Middleburg Financial Corporation adopted Statement of Financial Accounting Standards No. 160 (SFAS No. 160), “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” (Codified within ASC 810) the provisions of which, among others, requires that minority interests be renamed non-controlling interests and that a company present a consolidated net income (loss) measure that includes the amount attributable to such non-controlling interests for all periods presented.

MIDDLEBURG FINANCIAL CORPORATION
BALANCE SHEET
(dollars in thousands)	Unaudited	Unaudited	Unaudited	Unaudited	Audited
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Assets:
Cash and due from banks	$ 41,494	$ 80,646	$ 39,721	$ 21,059	$ 23,980
Interest-bearing balances in banks	1,716	2,214	2,958	1,725	2,400
Federal funds sold	-	-	54,600	24,500	9,000
Securities at fair value	178,924	168,049	162,355	165,921	181,312
Loans, net of allowance for loan losses	635,094	643,293	642,883	650,600	662,375
Mortgages held for resale	45,010	36,826	74,346	66,439	40,301
Premises and equipment, net	23,506	22,848	22,722	22,920	22,987
Other assets	50,629	43,902	44,975	45,099	42,836

Total assets	$ 976,373	$ 997,777	$ 1,044,560	$ 998,263	$ 985,191

Liabilities and Shareholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$ 106,459	$ 105,648	$ 124,472	$ 113,130	$ 110,537
Savings and interest-bearing demand deposits	396,294	380,527	347,561	329,042	300,006
Time deposits	302,895	301,453	338,100	331,075	334,239
Total deposits	$ 805,648	$ 787,628	$ 810,133	$ 773,247	$ 744,782

Securities sold under agreements to repurchase	17,199	19,808	19,505	18,989	22,678
Short term borrowings	3,538	7,112	21,278	15,340	40,944
Long-term debt	35,000	43,000	74,000	74,000	84,000
Trust preferred capital notes	5,155	5,155	5,155	5,155	5,155
Other liabilities	6,474	9,853	10,981	10,833	9,636
Total liabilities	$ 873,014	$ 872,556	$ 941,052	$ 897,564	$ 907,195

Shareholders' Equity:
Preferred stock, par value $1,000.00 per share	-	$ 21,622	$ 21,603	$ 21,584	-
Common stock, par value $2.50 per share	17,273	17,255	12,483	11,826	11,336
Capital surplus	42,807	42,702	28,310	26,083	23,967
Retained earnings	42,706	43,051	43,235	43,665	43,555
Accumulated other comprehensive loss, net	(2,474)	(2,202)	(5,156)	(5,026)	(3,181)
Total Middleburg Financial Corporation shareholders' equity	$ 100,312	$ 122,428	$ 100,475	$ 98,132	$ 75,677
Non-Controlling interest	3,047	2,793	3,033	2,567	2,319

Total shareholders' equity	103,359	125,221	103,508	100,699	77,996
Total liabilities and shareholders' equity	$ 976,373	$ 997,777	$ 1,044,560	$ 998,263	$ 985,191

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
	4Q09	3Q09	2Q09	1Q09

Net Income (dollars in thousands)	$ 1,114	$ 610	$ 813	$ 984
Earnings per share, basic	$ 0.07	$ 0.05	$ 0.11	$ 0.17
Earnings per share, diluted	$ 0.07	$ 0.05	$ 0.11	$ 0.17

Return on average total assets	0.35%	0.29%	0.19%	0.35%
Return on average total equity	2.82%	2.51%	1.88%	3.81%
Dividend payout ratio	142.86%	200.00%	172.73%	111.76%
Fee revenue as a percent of total revenue(1)	29.37%	23.60%	26.90%	24.09%

Net interest margin(2)	3.83%	4.13%	4.36%	4.45%
Yield on average earning assets	5.61%	6.08%	6.46%	6.79%
Yield on average interest-bearing liabilities	2.16%	2.35%	2.50%	2.73%
Net interest spread	3.45%	3.73%	3.96%	4.06%

Non-interest income to average assets
Non-interest expense to average assets	2.10%	1.71%	2.15%	1.93%
	4.74%	4.71%	5.12%	4.80%
Efficiency ratio(3)
	83.48%	84.26%	82.25%	79.50%

(1)	Excludes gains and losses on securities available for sale

(2)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(3)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
	4Q09	3Q09	2Q09	1Q09
BALANCE SHEET RATIOS
Loans to deposits	80.00%	81.67%	79.36%	84.14%
Average interest-earning assets to average-interest bearing liabilities	121.36%	120.32%	119.05%	116.57%
PER SHARE DATA
Dividends	$ 0.10	$ 0.10	$ 0.19	$ 0.19
Book value	$ 14.52	$ 14.61	$ 15.80	$ 16.14
Tangible book value	$ 13.57	$ 13.65	$ 14.47	$ 14.74
SHARE PRICE DATA
Closing price	$ 14.59	$ 13.05	$ 13.76	$ 11.47
Diluted earnings multiple(1)	0.97	0.67	0.66	0.53
Book value multiple(2)	1.00	0.89	0.87	0.55
COMMON STOCK DATA
Outstanding shares at end of period	6,909,293	6,901,843	4,993,245	4,730,317
Weighted average shares outstanding	5,635,687	5,208,624	4,675,849	4,536,495
Weighted average shares outstanding, diluted	6,906,429	6,267,267	4,822,365	4,538,598

CAPITAL RATIOS
Total risk based capital ratio	15.07%	18.22%	14.73%	14.51%
Tier 1 risk based capital ratio	13.88%	16.97%	13.54%	13.28%
Leverage ratio	10.42%	12.50%	10.58%	10.52%
CREDIT QUALITY
Net charge-offs to average loans	0.18%	0.17%	0.26%	0.19%
Total non-performing loans to total loans	1.48%	1.57%	1.99%	1.35%
Total non-performing assets to total assets	1.64%	1.88%	1.96%	1.73%
Non-accrual loans to:
total loans	1.34%	1.38%	1.99%	1.35%
total assets	0.88%	0.90%	1.24%	0.89%
Allowance for loan losses to:
total loans	1..37%	1.41%	1.45%	1.48%
non-performing assets	55.92%	49.21%	46.14%	56.16%
non-accrual loans	104.11%	102.43%	72.62%	109.21%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$ 908	$ 1,206	$ -	$ 31
Non-accrual loans	8,608	9,008	12,985	8,888
Other real estate owned and repossessed assets	6,511	8,537	7,455	8,367
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$ 1,280	$ 1,216	$ 1,866	$ 1,369
(Recoveries)	(48)	(49)	(6)	(19)
Net charge-offs (recoveries)	1,232	1,167	1,860	1,350
PROVISION FOR LOAN LOSSES (dollars in thousands)	$ 967	$ 964	$ 1,583	$ 1,037
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$ 9,227	$ 9,430	$ 9,707	$ 10,020
STM allowance at beginning of period	-	-	-	-
Provision	967	964	1,583	1,037
Net charge-offs (recoveries)	1,232	1,167	1,860	1,350
Balance at the end of period	$ 8,962	$ 9,227	$ 9,430	$ 9,707

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple ( or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended December 31,
		2009			2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 105,503	$ 1,145	4.31%	$ 111,809	$ 1,291	4.59%
Tax-exempt (1) (2)	63,902	1,055	6.55%	54,139	991	7.28%
Total securities	$ 169,405	$ 2,200	5.15%	$ 165,948	$ 2,282	5.47%
Loans
Taxable	$ 694,603	$ 11,041	6.31%	$ 694,132	$ 12,036	6.90%
Tax-exempt (1)	-	-		5	-	0.00%
Total loans	$ 694,603	$ 11,041	6.31%	$ 694,137	$ 12,036	6.90%
Federal funds sold	-	-		10,790	18	0.66%
Interest bearing deposits in
other financial institutions	75,089	42	0.22%	4,452	41	3.66%
Total earning assets	$ 939,097	$ 13,283	5.61%	$ 875,327	$ 14,377	6.53%
Less: allowances for credit losses	(9,177)			(10,057)
Total nonearning assets	86,153			82,952
Total assets	$ 1,016,073			$ 948,222

Liabilities:
Interest-bearing deposits:
Checking	$ 270,939	$ 666	0.98%	$ 207,411	$ 944	1.81%
Regular savings	64,959	183	1.12%	49,461	187	1.50%
Money market savings	50,796	137	1.07%	37,009	117	1.26%
Time deposits:
$100,000 and over	140,727	1,105	3.12%	120,034	1,081	3.58%
Under $100,000	166,898	1,542	3.67%	194,513	1,933	3.95%
Total interest-bearing deposits	$ 694,319	$ 3,633	2.08%	$ 608,428	$ 4,262	2.79%

Short-term borrowings	12,662	74	2.32%	29,162	277	3.78%
Securities sold under agreements
to repurchase	20,259	8	0.16%	24,457	47	0.76%
Long-term debt	46,590	495	4.22%	92,090	990	4.28%
Federal funds purchased	-	-		31	-	0.00%
Total interest-bearing liabilities	$ 773,830	$ 4,210	2.16%	$ 754,168	$ 5,576	2.94%
Non-interest bearing liabilities
Demand deposits	107,160			112,013
Other liabilities	10,341			6,142
Total liabilities	$ 891,331			$ 872,323
Non-controlling interest	3,020			2,418
Shareholders' equity	121,722			73,481

Total liabilities and shareholders' equity	$ 1,016,073			$ 948,222

Net interest income		$ 9,073			$ 8,801

Interest rate spread			3.45%			3.59%
Interest expense as a percent of
average earning assets			1.78%			2.53%
Net interest margin			3.83%			4.00%
Return on average assets			0.35%			0.21%
Return on average equity			2.82%			2.66%
(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.

	Middleburg Financial Corporation
	Average Balances, Income and Expenses, Yields and Rates
	Twelve Months Ended December 31,
		2009			2008
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$ 105,765	$ 4,830	4.57%	$ 108,482	$ 5,348	4.93%
Tax-exempt (1) (2)	64,305	4,461	6.94%	47,975	3,306	6.89%
Total securities	$ 170,070	$ 9,291	5.46%	$ 156,457	$ 8,654	5.53%
Loans
Taxable	$ 710,745	$ 48,834	6.87%	$ 689,210	$ 48,087	6.98%
Tax-exempt (1)	1	-	0%	9	1	11.11%
Total loans	$ 710,746	$ 48,834	6.87%	$ 689,219	$ 48,088	6.98%
Federal funds sold	20,607	42	0.20%	7,604	139	1.83%
Interest bearing deposits in
other financial institutions	38,485	95	0.25%	4,097	165	4.03%
Total earning assets	$ 939,908	$ 58,262	6.20%	$ 857,377	$ 57,046	6.65%
Less: allowances for credit losses	(9,160)			(9,251)
Total nonearning assets	83,697			77,029
Total assets	$ 1,014,445			$ 925,155

Liabilities:
Interest-bearing deposits:
Checking	$ 251,781	$ 3,091	1.23%	$ 188,886	$ 3,755	1.99%
Regular savings	57,669	738	1.28%	53,223	939	1.76%
Money market savings	42,985	473	1.10%	39,267	465	1.18%
Time deposits:
$100,000 and over	135,149	4,342	3.21%	127,398	5,021	3.94%
Under $100,000	188,623	6,969	3.69%	128,781	5,311	4.12%
Total interest-bearing deposits	$ 676,207	$ 15,613	2.31%	$ 537,555	$ 15,491	2.88%

Short-term borrowings	19,424	593	3.05%	44,983	1,988	4.42%
Securities sold under agreements
to repurchase	21,122	40	0.19%	40,924	831	2.03%
Long-term debt	69,407	2,835	4.08%	100,308	4,398	4.38%
Federal Funds Purchased	-	-		397	11	2.77%
Total interest-bearing liabilities	$ 786,160	$ 19,081	2.43%	$ 724,167	$ 22,719	3.14%
Non-interest bearing liabilities
Demand Deposits	107,936			114,466
Other liabilities	10,537			7,328
Total liabilities	$ 904,633			$ 845,961
Non-controlling interest	2,774			3,232
Shareholders' equity	107,038			75,961

Total liabilities and shareholders' equity	$ 1,014,445			$ 925,154

Net interest income		$ 39,181			$ 34,327

Interest rate spread			3.77%			3.52%
Interest expense as a percent of
average earning assets			2.03%			2.65%
Net interest margin			4.17%			4.00%
Return on average assets			0.35%			0.28%
Return on average equity			3.21%			3.37%
(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) Income and yields include dividends on preferred bonds which are 70% excludable for tax purposes.
(3) All yields and rates have been annualized on a 365 day year.